UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2009

Commission File No. 0-9989

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

Canada	0-9989	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2838 Bovaird Drive West
Brampton, Ontario, L7A 0H2, Canada
      (Address of Principal Executive Offices)

(905) 455-1990
  (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;

APPOINTMENT OF CERTAIN OFFICERS;

COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 4, 2009, SunOpta Inc. (the "Company") announced the appointment of Eric Davis, age 54, to the position of Vice President and Chief Financial Officer, effective March 16, 2009, as more fully described in the press release filed as Exhibit 99.1 hereto, which information is incorporated into this item 5.02 by reference. Prior to joining the Company, Mr. Davis served as Chief Financial Officer of Grant Forest Products Inc., a private Canadian company with revenues of $350 million since 2007, and as Senior Vice President and Chief Financial Officer of Johnson Electric Holdings Ltd., a public company listed on the Hong Kong Stock Exchange with revenues of US$1.2 billion since 2003.

Mr. Davis’s annual base salary will be CDN$300,000 and he will be entitled to a target bonus of 50% of his base salary, the payment of which is based on the Company achieving certain financial goals. Mr. Davis will be granted 25,000 stock options by the Company’s Board of Directors (with 20% of options of such options vesting each year over a five year period) and will be entitled to participate in the Company’s long-term incentive programs. In addition to receiving the standard benefits available to all Company employees, he will receive an auto allowance and professional fees related to his employment.

If in connection with a change of control of the Company there is a material change in Mr. Davis’s position, he will have the option of receiving a lump sum severance payment equal to eighteen (18) months of his base salary and annual bonus, plus the continuation of the auto allowance and medical, dental and insurance benefits for eighteen (18) months following the date of such material changes, excluding short- and long-term disability insurance. In addition, upon change of control of the Company, all of Mr. Davis’s unvested options will immediately vest. If, Mr. Davis is terminated without cause he will receive severance benefits of eighteen (18) months of his base salary, bonus and the continuation of the auto allowance and allowable medical and insurance benefits during the eighteen (18) month period, excluding short- and long-term disability insurance

John Dietrich, the Company’s current Vice President and Chief Financial Officer, will transition from his role when Mr. Davis commences full time employment as Chief Financial Officer. Mr. Dietrich is expected to remain with the Company in a new capacity.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated March 4, 2009, announcing the hiring of Eric Davis as Vice President and Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By	/s/ Benjamin Chhiba

Benjamin Chhiba
Vice President, General Counsel and Secretary

Date:	March 5, 2009